Exhibit 99.1
For immediate release:
Bank of Commerce Holdings™ Announces Third Quarter Cash Dividend of $0.03
REDDING, California, September 23, 2010/ PR Newswire— Patrick J. Moty, President & CEO of Bank of Commerce Holdings (NASDAQ:BOCH), a $914 million financial services holding company, and parent company of Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™ today announced a cash dividend of $0.03 per share for the third quarter 2010.
The $0.03 per share quarterly cash dividend which will be paid to shareholders of record as of September 30, 2010, payable on Friday, October 8, 2010, is a reduction of 3 cents per share from the dividend paid in the second quarter of 2010.
“The dividend reduction is a prudent and responsible action”, said Patrick J. Moty, President and CEO. “Our directors agree that it is absolutely the right action for our company and shareholders because it will further strengthen our balance sheet, liquidity and ability to grow market share and continue our profitable growth.”
About Bank of Commerce Holdings
Bank of Commerce Holdings, with administrative offices in Redding, California is a financial service holding company that owns Redding Bank of Commerce™, Roseville Bank of Commerce™, and Bank of Commerce Mortgage™. The bank is a federally insured California banking corporation and opened on October 22, 1982. BOCH is a NASDAQ Global Market listed stock. Please contact your local investment advisor for purchases and sales.
Investment firms making a market in BOCH stock are:
Howe Barnes Hoefer & Arnett Investment Inc. /
John T. Cavender
555 Market Street
San Francisco, CA (800) 346-5544
Hill, Thompson, Magid & Co. Inc / R.J. Dragani
15 Exchange Place, Suite 800
Jersey City, New Jersey 07030 (201) 369-2908
Keefe, Bruyette & Woods, Inc. /

Dave Bonaccorso
101 California Street, 37th Floor
San Francisco, CA 94105 (415) 591-5063
Sandler & O’Neil /Bryan Sullivan
919 Third Avenue, 6th Floor
New York, NY 10022 (888) 383-3112
McAdams Wright Ragen, Inc. /Joey Warmenhoven
1121 SW Fifth Avenue
Suite 1400
Portland, Oregon 97204 (866) 662-0351
Contact Information:
Patrick J. Moty, President & CEO
Telephone Direct (530) 722-3953
Linda J. Miles, Chief Operating Officer
Telephone Direct (530) 722-3955
Samuel D. Jimenez, Senior Vice President and CFO
Telephone Direct (530) 722-3952

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